Consent of Attorney


Make It Happen Management, Inc.
11423 West Bernardo Court
San Diego, California 92127


RE: Form 10-SB of Make It Happen Management, Inc. filed with the Securities and Exchange Commission on or about January 22, 2000 ("Form 10-SB")

Gentlemen,

     The undersigned hereby consents to the use of its name in the Form 10-SB under the Heading "legal matters".

Sincerely,


/s/ Patricia Cudd & Associates
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Patricia Cudd & Associates
1120 Lincoln Street, Suite 703
Denver, Colorado 80203